ACCURACY CERTIFICATE: The undersigned SANTIAGO QUIROZ PARDO, identified civilly and professionally as it appears next to my signature, acting as Official Translator: CERTIFIES that the following texts are the result of the Official Translation from Spanish to English from a document identified as (OTROSI), which I have before me, this is an exact copy, that to the letter reads:

SUPPLEMENTARY AGREEMENT TO THE CONTRACT PROMISE OF LEASE
AND OPTION OF PURCHASE SALE ON PROPERTY A BRISAS DE PALAGUA
ACCORDING TO CERTIFICATE OF DELIVERY AND UNENCUMBERED PROPERTY NO. 088-11836

By and between the undersigned, namely:

(i) WALDSHUT C.V., legally represented in this act by Margarita María Méndez Caicedo, of legal age, identified with citizenship card No. 1.130.667.987, who acts in this act in her capacity as special proxy, as evidenced by the power of attorney registered at Notary 5 of Cali, Public deed No. 404 of 17 February 2017 and whose power of attorney is valid until 31 December 2019, and, on the other hand,
(ii) COSECHEMOS YA S.A.S., identified with NIT 900.969.918-1, legally represented in this act by Oscar Mauricio Franco Ulloa, of legal age, identified with citizenship card No. 79.596.227, who acts in this act in his capacity as legal representative, as stated in the Certificate of Existence and Legal Representation issued by the Chamber of Commerce of Bucaramanga (the "Promoter Tenant with Purchase Option").

The Promoter Leaser with Put Option and the Promoter Lessee with Purchase Option, will be individually named as "Party" and jointly as the "Parties", we have agreed to enter into a contract of promise of lease and promise of commercial sale purchase (hereinafter the contract) that will be governed by the applicable legal regulations and, especially by the following Clauses, and prior to the following:

CONSIDERATIONS:

1. The parts of common agreement celebrate this supplementary agreement, to the contract promise of lease and option of purchase signed by the parts on 27 December 2018, on 706 hectares, 8895 square meters of the building located in the village of Palagua, rural zone of the municipality of Puerto Boyacá, Department of Boyacá, identified with the real estate registration No. 088-611836 of the Office of Registry of Public Instruments of Puerto Boyacá and the cadastral identification 155720001000000040183000000000, property A Brisas de Palagua.

2. The parties consider it necessary to modify and give detailed scope to the Fourth and Sixth clauses of the original contract stated above, which will remain so:

Issued in Bogota on November 16, 2019.
Santiago Quiroz Pardo
c.c. 1032451930 Bogota.
Certificate of Suitability No. 507 of 2018, from Universidad Nacional de Colombia
Av. Cra. 15 No. 124-17 Oficina 407 Torre B Edificio Jorge Baron
Phone: +57 (301) 544 5738 • +57 (1) 735 2802
Email: comercial@colombiatraduce.com
Bogota, Colombia.

ACCURACY CERTIFICATE: The undersigned SANTIAGO QUIROZ PARDO, identified civilly and professionally as it appears next to my signature, acting as Official Translator: CERTIFIES that the following texts are the result of the Official Translation from Spanish to English from a document identified as (OTROSI), which I have before me, this is an exact copy, that to the letter reads:

CLAUSES

Clause Four - Duration of Contract. This Agreement shall have an initial term of five (5) years, counted from the date the properties are received, which includes the Grace Period. The extension will be automatic for five (5) years and there may be all the necessary extensions.

Clause Six - Delivery. The promisor Leaseholder with an Option to Sell shall deliver to the promisor Leaseholder with an Option to Purchase, when so requested by the promisor. He shall deliver the Area, together with all its annexes, improvements, uses and customs, without prejudice to the grace period provided in paragraph four of Clause Three.

Paragraph:
The Promising Tenant with Purchase Option shall have a maximum term of two thousand twenty-one (2021) on the first (1) day of February of the year two thousand twenty-one (2021), to make and execute the decision of the rental option and/or purchase option.

This document is signed on record by the Parties in the city of Bogota, D.C. on the first (1st) day of November 2019.
(signed) “Margarita Maria Mendez Caicedo”
WALDSHUT C.V.,
Margarita María Méndez Caicedo
CC No. 1.130.667.987
(signed) “Oscar Mauricio Franco Ulloa”
COSECHEMOS YA S.A.S.,
Oscar Mauricio Franco Ulloa
CC No. 79.596.227

Issued in Bogota on November 16, 2019.
Santiago Quiroz Pardo
c.c. 1032451930 Bogota.
Certificate of Suitability No. 507 of 2018, from Universidad Nacional de Colombia
Av. Cra. 15 No. 124-17 Oficina 407 Torre B Edificio Jorge Baron
Phone: +57 (301) 544 5738 • +57 (1) 735 2802
Email: comercial@colombiatraduce.com
Bogota, Colombia.